Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. Sec.1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Park City Group, Inc. (the "Company") on Form 10-Q for the period ending December 31, 2015 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersigned, Randall K. Fields, Principal Executive Officer of the Company, certifies, to my best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 8, 2016	By:	/s/ Randall K. Fields
Randall K. Fields Chief Executive Officer, Chairman and Director (Principal Executive Officer)